EXHIBIT 10.67

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of December 14, 2009, and is by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”), Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”), Gregory Gold Producers, Inc., a Colorado corporation (“Gregory Gold”; and collectively with Wits Basin and Hunter Bates, the “Debtors” and each individually, a “Debtor”) and Kenglo One, Ltd., a company incorporated under the laws of Jersey, its successors and assigns (together with its successors and assigns, “Secured Party”).

RECITALS

The following recitals are a material part of this Agreement.

A.           Wits Basin and Secured Party are parties to that certain Loan Agreement dated of even date herewith (the “Loan Agreement”), pursuant to which, among other things, Wits Basin has issued a Secured Promissory Note dated of even date herewith in favor of Secured Party in a principal amount of US$5,000,000 (the “Secured Note”).  All capitalized terms used in this Agreement without definition have the definitions given to them in the Loan Agreement.

B.           Pursuant to a prior financing with China Gold, LLC (“China Gold”), the Debtors have entered into a security agreement with China Gold whereby the Debtors have granted China Gold a security interest in certain of their respective assets.  As of the date of this Agreement, Hunter Bates and Gregory Gold are indirect, majority-owned subsidiaries of Wits Basin.

C.           As a condition to Secured Party’s agreement to extend credit to Wits Basin under the Secured Note, Secured Party has required the execution and delivery of this Agreement by Debtors to provide Secured Party a security interest that is pari passu with China Gold.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Debtors and Secured Party agree as follows:

1.           Grant of Security Interest.  Each Debtor hereby grants to Secured Party a present and continuing security interest (the “Security Interest”) in all of such Debtor’s right, title and interest in and to all personal property of Debtor and all products and proceeds thereof, whether now owned or hereinafter acquired, including the following (collectively, the “Collateral”):

(a)           All inventory, of every type and description, now owned or hereafter acquired by Debtor, including inventory consisting of whole goods, spare parts or components, supplies or materials and inventory acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, or any other purpose, and wherever located.

(b)           All warehouse receipts, bills of lading and other documents of title of every type and description now owned or hereafter acquired by Debtor.

(c)           All of Debtor’s accounts, now existing or hereafter arising, including each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by Debtor or by some other person whose interest is subsequently transferred to Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced (including, without limitation, that certain Promissory Note of CGMR BVI in favor of Wits Basin in the principal amount of $4,800,000), together with all other rights and interests (including all liens, security interests and guaranties) which Debtor may at any time have by law or agreement against any account debtor or other person obligated to make any such payment or against any property of such account debtor or other person; all contract rights, chattel papers, bonds, notes and other debt instruments, and all loans and obligations receivable, tax refunds and other rights to payment in the nature of general intangibles; all checking accounts, savings accounts and other depository accounts and all savings certificates and certificates of deposit maintained with or issued by any bank or financial institution.

(d)           All equipment, now owned or hereafter acquired by Debtor and all fixtures of every type and description now owned or hereafter acquired by Debtor, including (without limitation) all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and all other goods (except inventory) used or bought for use by Debtor for any business or enterprise; including (without limitation) all goods that are or may be attached or affixed or otherwise become fixtures upon any real property; and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor, all accessions attachments, parts and repairs now or hereafter attached or affixed or used in connection with equipment, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by Debtor.  (No such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor’s equipment.)

(e)           All investment property, whether now owned or hereafter acquired by Debtor, including (without limitation) all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities, including, subject to the limitations and/or exclusions below, all investment property and general intangibles respecting ownership and/or other equity interests of Debtor in each wholly-owned, majority-owned or minority owned subsidiary, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule A hereto (as the same may be modified from time to time pursuant to the terms hereof, the “Pledged Securities”), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash (“Future Rights”). Notwithstanding the foregoing, the Secured Party acknowledges and agrees that 1,839,000 shares of common stock of Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.) held by Wits Basin shall be excluded from the Collateral and the Pledged Securities.

(f)           All general intangibles of every type and description now owned or hereafter acquired by Debtor, including (without limitation) all present and future intellectual property, proprietary rights, foreign and domestic patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade dress, mask works, copyrights, trade names, trade secrets, shop drawings, engineering drawings, blueprints, specifications, parts lists, manuals, operating instructions, customer or supplier lists and contracts, licenses, permits, franchises, the right to use Debtor’s corporate name, and the goodwill of Debtor’s business.

(g)           All instruments, chattel paper, deposit accounts, documents, goods, letter-of-credit rights, letters of credit, all sums on deposit in any collateral account, and any items in any lockbox, now existing or hereafter arising, and any money or other assets of Debtor that come into the possession, custody or control of Secured Party.

For purposes of this Agreement, “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Account”, “Document”, “Equipment”, “Fixtures”, “General Intangibles”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds” and “Supporting Obligations” shall have the meanings set forth in the Minnesota Uniform Commercial Code, as amended from time to time, and such meanings shall automatically change at the time that any amendment to the Minnesota Uniform Commercial Code, which changes such meanings, shall become effective.  For purposes of this Agreement, such terms may be capitalized, even if not capitalized in the Minnesota Uniform Commercial Code, provided, that if any additional goods, property or rights shall be included in such terms under Article 2 thereof, such terms shall be construed to include such additional goods, property or rights. To the extent that the Uniform Commercial Code does not apply to any item of the Collateral, it is the intention of the parties and this Agreement that Secured Party have a common law pledge or collateral assignment of such item of Collateral.

2.           Security for Obligations.  This Agreement secures the payment and performance of all obligations of Wits Basin under the Loan Agreement and the Secured Note (collectively, the “Investment Documents”; and all such obligations collectively referred to herein as the “Obligations”), and Hunter Bates and Gregory Gold each hereby absolutely and unconditionally guarantee to Secured Party the full and prompt payment of the Obligations when due to the extent of the value of each such Debtor’s Collateral.

3.           Delivery and Registration of Pledged Securities.  With respect to each Debtor:

(a)           All certificates or instruments representing or evidencing the Pledged Securities shall be promptly delivered by Debtor to Secured Party or Secured Party’s designees pursuant to this Agreement at a location designated by Debtor and shall be held by or on behalf of Secured Party pursuant to this Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by a duly executed instrument of transfer or assignment in blank, in form and substance satisfactory to Secured Party.

(b)           Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Debtor, to transfer to or to register on the books of a subsidiary of Debtor of which Pledged Securities are held (or of any other person maintaining records with respect to the Pledged Securities) in the name of Secured Party or any of its nominees any or all of the Pledged Securities.  In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.  Notwithstanding the foregoing, in the event this Section 3(b) is applicable to Wits Basin’s equity interest in CGMR BVI (as defined below in Section 3(f), Secured Party’s rights shall be subject to the execution and delivery to CGMR BVI of a signed Deed of Adherence (as defined in the Shareholders’ Agreement (as defined in Section 3(f)), which Secured Party undertakes to execute.

(c)           If, at any time and from time to time, any Pledged Securities (including any certificate or instrument representing or evidencing any Pledged Securities) is in the possession of a person other than Secured Party, China Gold (who, pursuant to the terms of an intercreditor agreement with Secured Party has agreed or will agree to hold Pledged Securities for the benefit of Secured Party) or Debtor (each, a “Holder”), then Debtor shall immediately, at Secured Party’s option, either cause such Pledged Securities to be delivered into Secured Party’s or China Gold’s possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to Secured Party, and take all other steps deemed necessary by Secured Party to perfect the security interest of Secured Party in such Pledged Securities, all pursuant to Sections 9-106 and 9-313 of the Uniform Commercial Code or other applicable law governing the perfection of Secured Party’s security interest in the Pledged Securities in the possession of such Holder.

(d)           Any and all Pledged Securities (including dividends, interest, and other cash distributions relating to such Pledged Securities) at any time received or held by Debtor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Debtor may be retained by Debtor subject to an Event of Default.

(e)           If at any time, and from time to time, any Pledged Securities consists of an uncertificated security or a security in book entry form, then Debtor shall immediately cause such Pledged Securities to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party’s security interest thereon to be perfected in accordance with applicable law.

(f)           So long as no Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of the Investment Documents and shall be entitled to receive and retain any cash dividends or distributions paid or distributed in respect of the Pledged Securities.  Upon the occurrence and during the continuance of an Event of Default, all rights of Debtor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to this Section 3(f), shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions; provided that with respect to Wits Basin and the exercise of any rights (including the right to receive and retain dividends) relating to its equity interest in China Global Mining Resources (BVI) Limited (registered number 1513743 in the British Virgin Islands), and/or the subsidiary undertakings of CGMR BVI (“CGMR BVI”), such rights shall be subject to the terms of that certain Shareholders’ Agreement dated on March 17, 2009 by and between London Mining Plc (“London Mining”), Wits Basin and CGMR BVI (the “Shareholders’ Agreement”).  Wits Basin shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence; provided that with respect to exercise of any rights (including the right to receive and retain dividends) relating to the equity interest in CGMR BVI, such rights shall be subject to the terms of the Shareholders’ Agreement.

4.           Acknowledgments of Secured Party.  Secured Party acknowledges and agrees that, except with respect to the pledge of Wits Basin’s equity interest in CGMR BVI and as consented to by London Mining, Secured Party has no security interest in the assets of CGMR BVI and its subsidiary undertakings, including any rights of CGMR BVI or its subsidiaries to acquire, hold or operate certain mining properties in the People’s Republic of China.

5.           Release.   On completion of any acquisition of all or part of Wits Basin’s equity interest in CGMR BVI by London Mining or a member of its Group (as defined in the Shareholders’ Agreement) or a third party under the “Come Along” provisions of the Shareholders’ Agreement undertaken in accordance with the terms of the Shareholders’ Agreement (an “Acquisition”), Wits Basin’s equity interest in CGMR BVI, or such part acquired, will automatically and irrevocably be released and Secured Party agrees to take any further action (including the execution, delivery and filing (as applicable) of any necessary documents or agreements) necessary to effect such release, and shall, prior to the completion of the Acquisition, deliver to CGMR BVI all documents and items held by Secured Party pursuant to Section 3 of this agreement.

6.           Further Assurances.

(a)           Each Debtor agrees that it shall, from time to time and at its sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.  Without limiting the generality of the foregoing, each Debtor shall: (i) if any Collateral is or shall become evidenced by any promissory note or other instrument or any certificate or document of title or the like, deliver and pledge to Secured Party such note, instrument, certificate or document duly endorsed with recourse by Debtor, and accompanied by duly executed instruments of transfer or assignment, all in form and content satisfactory to Secured Party; (ii) with respect to Pledged Securities, at the request of Secured Party, mark conspicuously each of its records pertaining to the Pledged Securities with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Pledged Securities are subject to the security interest granted by this Agreement; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b)           Each Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request from time to time, all in reasonable detail.

7.           Secured Party’s Duties.  The powers conferred on Secured Party under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it under this Agreement, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.  Upon full and complete payment and performance of all of the Obligations under the Investment Documents, Secured Party shall release the Collateral of the liens created and granted under this Agreement and, at each Debtor’s expense, execute and deliver to each such Debtor such documents as such Debtor shall reasonably request to evidence such release.

8.           Debtor Remains Liable.  Notwithstanding anything in this Agreement to the contrary, (a) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights under this Agreement shall not release such Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any claim for payment assigned under this Agreement.

9.           Representations, Warranties and Agreements. Each Debtor hereby represents, warrants and agrees as follows:

(a)           Title. Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time Debtor acquires any rights in the Collateral hereafter arising, absolute title to, or valid leasehold interests in, each such item of the Collateral, free and clear of all Liens except the Permitted Liens, (iii) will keep all of the Collateral free and clear of all Liens ranking in priority to or pari passu with Liens created by this Security Interest except the Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party, China Gold and the holder of any Permitted Lien.  Debtor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Party.  For the purposes of this Agreement, the term “Liens” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law, and the term “Permitted Liens” means (1) the Security Interest, (2) a pari passu Lien in the Collateral held by China Gold that is in all respects equal and identical to the Security Interest, (3) covenants, restrictions, rights, easements and minor irregularities in title that do not materially interfere with the Company’s business or operations as presently conducted; (4) liens for taxes not yet delinquent or liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, (5) liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s, landlord’s and mechanics’ liens and other similar liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings and (6) matters of record as of the date hereof, itemized on Schedule B hereof; provided, however, that notwithstanding the foregoing, Secured party shall not be subject to any Permitted Lien unless China Gold is also subject to the same Permitted Lien.

(b)           Location of the Collateral.  As of the date hereof, the tangible Collateral is located only in the state and at the address(es) identified on Schedule C attached hereto.  Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c)           Fixtures.  Except as otherwise set forth in any lease agreement between Debtor and its landlord, Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

(d)          Rights to Payment.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing the Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.  Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(e)          Commercial Tort Claims.  Promptly upon knowledge thereof, Debtor will deliver to the Secured Party notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of Debtor’s damages, copies of any complaint or demand letter submitted by Debtor, and such other information as the Secured Party may request.  Upon request by the Secured Party, Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any person.

(f)          Miscellaneous Covenants.  Debtor will:

(1)           keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted;

(2)           promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(3)           at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

(4)           keep accurate and complete records pertaining to the Collateral and pertaining to Debtor’s business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and Debtor’s business and financial condition as the Secured Party may from time to time reasonably request;

(5)           promptly notify the Secured Party of any material loss of or material damage to any Collateral or of any material adverse change known to Debtor pertaining to the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting the Collateral;

(6)           from time to time execute such financing statements as the Secured Party may reasonably require in order to perfect the Security Interest (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or other Intellectual Property filings and any filings of financing or continuation statements under the UCC) in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interest or to enable the Secured Party to obtain the full benefits of this Agreement, or to enable the Secured Party to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(7)           with respect to the Pledged Securities, to the extent it may lawfully do so, use its best efforts to prevent any subsidiary of Debtor of which Pledged Securities are held from issuing Future Rights or Proceeds; and

(8)           upon receipt by Debtor of any material notice, report, or other communication from a subsidiary of Debtor of which Pledged Securities are held or any Holder relating to all or any part of the Pledged Securities, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Debtor.

(9)           pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including, in each case, all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings; and

(10)           not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

(g)          The Secured Party’s Right to Take Action.  Debtor authorizes the Secured Party to file from time to time where permitted by law, such financing statements against the Collateral described as “all of Debtor’s assets” as the Secured Party deems necessary or useful to perfect the Security Interest.  Debtor will not amend any financing statements in favor of the Secured Party, except as permitted by law.  Further, if Debtor at any time fails to perform or observe any agreement contained in Section 9(f), and if such failure continues for a period of 10 days after the Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (6) and (9) of Section 9(f), immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performance or observation of such agreements or any actions taken thereunder, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by the Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, control agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 9 and Section 10, including: (i) to receive, indorse, and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of the Pledged Securities or any part thereof to the extent permitted under this Agreement and to give full discharge for the same and to execute and file governmental notifications and reporting forms; or (ii) to arrange for the transfer of the Pledged Securities on the books of a subsidiary of Debtor of which Pledged Securities are held or any other person to the name of Secured Party or to the names of Secured Party’s nominees.  In addition to the designation of Secured Party as Debtor’s attorneys-in-fact, Debtor by this Agreement irrevocably appoints Secured Party as Debtor’s agents and attorneys-in-fact to make, execute and deliver after the occurrence and during the continuance of an Event of Default any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Debtor or any subsidiary of Debtor of which Pledged Securities are held engage in business, in order to transfer or to more effectively transfer any of the Pledged Securities or otherwise enforce Secured Party’s rights under this Agreement.

Debtor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.

10.          Rights of the Secured Party.

 (a)           Account Verification. At any time and from time to time, whether before or after an Event of Default, the Secured Party may send or require a Debtor to send requests for verification of Accounts to account debtors and other obligors.  The Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

 (b)           Direct Collection.  At any time after the occurrence and during the continuation of an Event of Default, the Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, Account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party.  At any time after the Secured Party or any Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in such Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

11.          Assignment of Insurance.  Each Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including, but not limited to, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Debtor under or with respect to any and all policies of insurance covering the Collateral, and such Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party.  After the occurrence and during the continuation of an Event of Default, the Secured Party may (but need not), in its own name or in such Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

12.         Events of Default.  Each of the following occurrences (subject to any applicable grace periods) shall constitute an Event of Default under this Agreement (herein called an “Event of Default”):  (i)  Wits Basin shall fail to pay any or all of the Obligations when due or, if payable on demand, on demand; or (ii)  the occurrence of an “Event of Default” as defined under any Investment Document; or (iii) payment of any substantial indebtedness of Wits Basin, other than the Obligations, shall be demanded or the maturity of any such indebtedness shall be accelerated, or any precondition or circumstance permitting any creditor of Wits Basin, acting individually or with the consent of other creditors, to accelerate the maturity of any such indebtedness shall have occurred (for this purpose indebtedness shall be deemed substantial if it exceeds $50,000); or (iv) Wits Basin shall become insolvent or shall commit an act of bankruptcy under the United States Bankruptcy Act, or shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization or for the adoption of an arrangement or plan under the United States Bankruptcy Code or shall procure or suffer the appointment of a receiver for any substantial portion of its properties, or shall initiate or have initiated against it, voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors.

13.         Remedies.  If any Event of Default shall have occurred and be continuing:

(a)           Secured Party shall have the right pursuant to the applicable Uniform Commercial Code (or pursuant to applicable law for any Collateral not subject to the Uniform Commercial Code) to declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand, exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including, but not limited to, the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and (i) to require each Debtor to assemble the Collateral, at Debtor’s expense, and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties, and (ii) to enter any of the premises of any Debtor or wherever any of the Collateral shall be located, and to keep and store the same on such premises until sold or otherwise realized upon (and if such premises are the property of such Debtor, such Debtor agrees not to charge Secured Party for storage thereof).

(b)           Secured Party shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, all as Secured Party, in its sole discretion, may deem advisable.  Each Debtor agrees that ten (10) days written notice to such Debtor of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Secured Party may designate in such notice.  Secured Party shall have the right to conduct such sales on such Debtor’s premises, without charge therefor.  All public or private sales may be adjourned from time to time in accordance with applicable law.  Secured Party shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Secured Party may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

(c)           Debtors by this Agreement acknowledge that the sale by Secured Party of any Pledged Securities pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Pledged Securities may dispose thereof. Debtors acknowledge and agree that in order to protect Secured Party’s interest it may be necessary to sell the Pledged Securities at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each such Debtor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Pledged Securities. Without limiting the generality of the foregoing, such Debtor agrees that upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Pledged Securities by a private placement, restricting the bidders and prospective Secured Party to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Pledged Securities or any part thereof for cash from a limited number of investors reasonably believed by Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Pledged Securities. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Pledged Securities.

Each Debtor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(d)           Secured Party may exercise with respect to the Collateral all of the rights and remedies (i) provided for in this Agreement, (ii) provided under the Loan Agreement or under the other Investment Documents, (iii) afforded to a secured party upon a default under the Uniform Commercial Code, or (iv) otherwise available at law or in equity.

14.         Indemnity and Expenses.

(a)           Each Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities arising out of or relating to this Agreement or any of the Obligations (including enforcement of this Agreement and Secured Party’s exercise of its rights and remedies under this Agreement), unless such claims, losses and liabilities are caused solely by Secured Party’s gross negligence or willful misconduct.

(b)           Each Debtor shall upon demand pay to Secured Party the amount of any and all charges, costs, fees and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that Secured Party may incur following such Debtor’s default in connection with (i) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party under this Agreement, or (iii) the failure by such Debtor to perform or observe any of the provisions of this Agreement.  All such fees, expenses and disbursements shall be deemed Obligations secured by this Agreement.

15.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to any choice of law rule thereof giving effect to the laws of any other jurisdiction; provided, however, that if the laws of another jurisdiction govern the method, manner and procedure for foreclosure of Secured Party’s security interest in any Collateral or the enforcement of Secured Party’s other remedies in respect of any Collateral, then the laws of such jurisdiction shall govern to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Minnesota.

16.         Organizational Representations; UCC Filing Offices.

(a)           Wits Basin represents and warrants to Secured Party that (a) it is a corporation incorporated under the laws of Minnesota, (b) its chief executive office is located at 80 South Eighth Street, Suite 900, Minneapolis, Minnesota 55402-8773 and (c) its organizational identification number is 84-1236619.

(b)           Hunter Bates represents and warrants to Secured Party that (a) it is a corporation incorporated under the laws of Minnesota, (b) its chief executive office is located at 80 South Eighth Street, Suite 900, Minneapolis, Minnesota 55402-8773 and (c) its organizational identification number is 26-2543036.

(c)           Gregory Gold represents and warrants to Secured Party that (a) it is a corporation incorporated under the laws of Colorado, (b) its chief executive office is 11438 County Road 19, Ft. Lupton, CO 80321 and (c) its organizational identification number is 56-2454853.

If any Debtor changes the address of its chief executive office, or its name, identity, corporate structure or state of incorporation (without implying any right of such Debtor to make any such change without the prior consent of Secured Party), then, in each case, such Debtor shall give Secured Party not less than ten (10) Business Days prior written notice thereof.

17.         Miscellaneous.

(a)           The mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Secured Party’s duty of care with respect to the Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of any Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  The Secured Party shall not be obligated to preserve any rights of any Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

(b)           No amendment or waiver of any provision of this Agreement nor consent to any departure by any Debtor from the terms or provisions of this Agreement, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)           The paragraph and section headings in this Agreement are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted.  The section and other headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement.  Any pronoun used in this Agreement shall be deemed to cover all genders.  The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement.  An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by.

(d)           If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties.

(e)           This Agreement may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages by different signatories thereto.

(f)           Any notice or demand that Secured Party may wish to give to any Debtor shall be served upon it in the fashion prescribed for notices in Section 16 hereof at the address and facsimile number for Debtor set forth in the Loan Agreement, and any notice or demand so sent shall be deemed to be served as set forth in the Loan Agreement.

18.          Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO SECURED PARTY, DEBTORS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH SECURED PARTY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, SECURED PARTY’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLIESS OF WHICH PARTY INITATES SUCH ACTION, SUIT, PROCEEDING OR COUNTERCLAIM.  TO EFFECTUATE THE FOREGOING, SECURED PARTY IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY, COUPLED WITH AN INTEREST, TO FILE, AS ATTORNEY-IN-FACT FOR SUCH DEBTOR, A COPY OF THIS AGREEMENT IN ANY COURT, AND THE COPY OF THIS AGREEMENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE SUCH DEBTOR’S WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OF THE OTHER INVESTOR DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR SECURED PARTY’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DEBTORS:	Wits Basin Precious Minerals Inc.,
a Minnesota corporation

	By:	/s/ Stephen D. King
Stephen D. King, Chief Executive Officer

Hunter Bates Mining Corporation,
a Minnesota corporation

	By:	/s/ Stephen D. King
Stephen D. King, Chief Executive Officer

Gregory Gold Producers, Inc.,
a Colorado corporation

	By:	/s/ Stephen D. King
Stephen D. King, Chief Executive Officer

SECURED PARTY:	Kenglo One, Ltd.
a company incorporated under the laws of Jersey

	By:	/s/ Ann Williams
Ann Williams, Director

SIGNATURE PAGE TO
SECURITY AGREEMENT

SCHEDULE A

Pledged Securities

Name of Subsidiary	Jurisdiction of Organization	Type of Interest	Number of Shares/Units (if applicable)	Certificate Numbers (if any)	Percentage of Outstanding Interests in Subsidiary

WITS BASIN PRECIOUS MINERALS

Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.)[1]	Colorado	Common Stock	18,584,544	various	85%

Kwagga Gold (Barbados) Limited	Barbados	Common Shares	1,884,615	2	35%

China Global Mining Resources (BVI) Limited (1513743)	British Virgin Islands	Common Stock	100 B Shares	1	50%

HUNTER BATES MINING CORPORATION

Gregory Gold Producers, Inc.	Colorado	Common Stock	100	1	100%

1 Security interest excludes 1,839,000 shares of common stock of Standard Gold held by Wits Basin Precious Minerals Inc.

SCHEDULE B

Permitted Liens

Wits Basin Precious Minerals

1.           All assets security interest to China Gold, LLC.

2.           Security interest in favor of Hawk Uranium Inc. with respect to Wits Basin’s right to acquire the other 65% interest in Kwagga Gold (Barbados) Limited.

Hunter Bates Mining Corporation

1.           Easements, or claims of easements, not shown by public records.

2.           Discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the land would disclose, and which are not shown by the public records.

3.           Any water rights or claims or title to water, in, on or under the land.

4.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 21, 1876, in Book 62 at Page 287; and any and all assignments thereof or interest therein. (Affects Parcel A-1)

5.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on August 7, 1879, in Book 68 at Page 349; and any and all assignments thereof or interest therein. (Affects Parcel A-2)

6.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on June 20, 1872, in Book 53 at Page 277; and any and all assignments thereof or interest therein.(Affects Parcel A-3)

7.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on August 24, 1874, in Book 58 at Page 74; and any and all assignments thereof or interest therein. (Affects Parcels A-4 and A-5)

8.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 16, 1970, in Book 268 at Page 311; and any and all assignments thereof or interest therein. (Affects Parcel A-6)

9.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on June 22, 1883, in Book 93 at Page 137; and any and all assignments thereof or interest therein. (Affects Parcel A-7)

10.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded in Book 246 at Page 437; and any and all assignments thereof or interest therein. (Affects Parcel A-8)

11.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 83; and any and all assignments thereof or interest therein. (Affects Parcel A-9)

12.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 12, 1988, in Book 296 at Page 419; and any and all assignments thereof or interest therein. (Affects Parcel A-10)

13.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded in Book 296 at Page 426; and any and all assignments thereof or interest therein. (Affects Parcel A-11)

14.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 80; and any and all assignments thereof or interest therein.  (Affects Parcel B-1)

15.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on September 12, 1988, in Book 393 at Page 333; and any and all assignments thereof or interest therein. (Affects Parcel B-2)

16.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on December 16, 1881, in Book 82 at Page 12; and any and all assignments thereof or interest therein. (Affects Parcel B-3)

17.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on November 6, 1871, in Book 53 at Page 77; and any and all assignments thereof or interest therein. (Affects Parcel B-4)

18.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on December 17, 1975, in Book 296 at Page 413; and any and all assignments thereof or interest therein. (Affects Parcel B-5)

19.           The right of proprietor of a vein or lode to extract or remove his ore should the same be found to penetrate or intersect the premises thereby granted as reserved in United States Patent recorded on February 28, 1892, in Book 82 at Page 40; and any and all assignments thereof or interest therein. (Affects Parcel B-6)

20.           Terms, agreements, provisions, conditions and obligations as contained in the Mammoth Hill Project, State of Colorado, Division of Minerals and Geology, Colorado Inactive Mine Reclamation Program, Consent for Right of Entry for Reclamation Activities recorded on February 10, 1997 in Book 615 at Page 240. (Affects Parcels B-3 and B-5.)

21.           Reservations contained in the Patent to the City of Central recorded on July 21, 1876, in Book 62 at Page 193, as follows: “Providing that no title shall be hereby acquired to any mine of gold, silver, cinnabar or copper or to any valid mining claim or possession held under existing laws.”  (Affects Parcels A-12, A-13 and A-14)

22.           The effect of the inclusion of the subject property in the Black Hawk-Central City Sanitation District, as disclosed by the instrument recorded July 26, 1968, in Book 259 at Page 288.

23.           The effect of the inclusion of portions of the subject property in the Central City Business Improvement District, as disclosed by the instrument recorded on May 21, 2003 at Reception No. 117343.

24.           Rights of co-tenants, including, but not limited to, the right of partition. (Affects Parcel A-4).

25.           Exception of rights of way, if any, for existing roads, as contained in the Deed from the County of Gilpin to William C. Russell, Jr. recorded on January 22, 1970, in Book 26 at Page 297.  (Affects Parcel A-15).

26.           A one percent (1%) net smelter return royalty as granted to GSR Goldsearch Resources (U.S.), Inc. by the deed recorded on August 15, 1996, in Book 605 at Page 410, and any assignment thereof or interest therein. (Affects Parcels A-1, A-4, A-5, A-6, A-7., A-8, A-10, A-11, A-12, A-13, A-14 and A-15 and Parcels B-1, B-2, B-3, B-4 and B-5).

27.           Any question as to the size or location of the easements referred to as Parcel B-7.

28.           A two percent (2%) net smelter return royalty as granted to Kenneth Swaisland by the deed recorded on January 22, 2009, in Gilpin County, Colorado, and any assignment thereof or interest therein.   (Affects Parcels A-1, A-4, A-5, A-6, A-7., A-8, A-10, A-11, A-12, A-13, A-14 and A-15 and Parcels B-1, B-2, B-3, B-4 and B-5).

29.           Deed of Trust from Hunter Bates Mining Corporation, a Minnesota corporation, to the Public Trustee of Gilpin County, for the benefit of George E. Otten, securing an original principal indebtedness of Six Million Seven Hundred Fifty Thousand Canadian Dollars (CND $6,750,000.00), and any other amounts and/or obligations dated June 6, 2008, recorded on June 25, 2008 at Reception No. 136731.

30.           Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing of Hunter Bates Mining Corporation, as debtor, in favor of The Public Trustee of Gilpin County, Colorado, as trustee f/b/o Cabo Drilling (America), Inc., as secured party, securing principal indebtedness in the aggregate amount of $511,589.59, and any other amounts and/or obligations pursuant to a Convertible Debenture dated April 27, 2009.

31.           Secondary Deed of Trust and Security Agreement from Hunter Bates Mining Corporation, a Minnesota corporation, to the Public Trustee of Gilpin County, for the benefit of China Gold, LLC (as assignee of Platinum Long Term Growth V, LLC) securing (i) an original principal indebtedness of One Million Twenty Thousand Dollars (U.S.) pursuant to a senior secured convertible note of Wits Basin Precious Minerals Inc. dated February 11, 2008, (ii) an original principal indebtedness of One Hundred Ten Thousand Dollars (U.S.) pursuant to a secured promissory note dated on or about July 10, 2008 and (iii) any other amounts and/or obligations to China Gold, LLC under such notes, recorded on September 15, 2008 at Reception No. 137375.

SCHEDULE C

Location(s) of the Collateral

(1)  Wits Basin Precious Minerals Inc., with a legal address of 900 IDS Center, 80 South 8th Street, Minneapolis, MN 55402-8773.

(2) Hunter Bates Mining Corporation, with a legal address of 900 IDS Center, 80 South 8th Street, Minneapolis, MN 55402-8773 acquired the following assets: land, buildings, equipment, mining claims and permits.  All assets are located on the Bates-Hunter mining property, located at 422 Gregory Street, Central City, CO 80427.

(3) Gregory Gold Producers, Inc., with a legal address of 11438 County Road 19, Ft. Lupton, CO 80321, holds depreciable assets at 422 Gregory Street, Central City, CO 80427.